Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-4 No. 333-190855),

(ii)	Registration Statement (Form S-4 No. 333-177203), and

(iii)	Registration Statement (Form S-4 No. 333-172897);

of our report dated March 31, 2014, with respect to the consolidated financial statements of RAAM Global Energy Company included in this Annual Report (Form 10-K) of RAAM Global Energy Company for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Louisville, Kentucky

March 31, 2014